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                                  EXHIBIT 1.2

                               TERMS AGREEMENT

Dated: March 25, 1998

To:  Colonial Properties Trust
     2101 6th Avenue North
     Suite 750
     Birmingham, Alabama
     Attention: Chairman of the Board of Trustees

Ladies and Gentlemen:

        We (the "Underwriter") understand that Colonial Properties Trust, an Alabama real estate investment trust (the "Company"), proposes to issue and sell common shares of beneficial interest, $.01 par value (the "Common Shares") (such Common Shares being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we offer to purchase the number of Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite our name. We intend to sell the shares to the sponsor of Select Real Estate Trust (FT 244)(the "Trust"), a registered unit investment trust under the Investment Company Act of 1940, as amended.

                                                 Number of Shares of
                Underwriter               Initial Underwritten Securities

        J.C. Bradford & Co., LLC                 381,046

The Underwritten Securities shall have the following terms:

        Title of Securities:                    Common Shares

        Number of Shares                         381,046

        Purchase price per share:               $ 31.0000

        Number of Option Securities, if any,    None

        that may be purchased by the

        Underwriter:

        Additional co-managers, if any:         None

        Closing date and location:              March 30, 1998, at 9:00 A.M.,
                                                 New York City time,
                                                 at Chapman and Cutler,
                                                 111 West Monroe Street,
                                                 Chicago, Illinois 60603

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        All the provisions contained in the document attached as Annex A hereto entitled "Colonial Properties Trust - Preferred Shares, Common Shares, and Common Share Warrants - Underwriting Agreement" dated March 25, 1998 are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

        Please accept this offer no later than seven o'clock P.M. (New York City time) on March 25, 1998, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.



                                        Very truly yours,

                                        J.C. BRADFORD & CO., L.L.C.

                                        By /s/ Catherine Gemmato-Smith
                                          ------------------------------------
                                          Name: Catherine Gemmato-Smith
                                          Title: Managing Director


Accepted:
COLONIAL PROPERTIES TRUST

By /s/ Douglas B. Nunnelley
  ---------------------------------
  Name: Douglas B. Nunnelley
  Title: Senior Vice President and
         Secretary

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